UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

Dyadic International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	333-102629	45-0486747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida	33477
(Address of principal executive offices)	(Zip Code)

(561) 743-8333
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

On April 28, 2006, Dyadic International, Inc. (the “Company”), together with its wholly-owned subsidiary, Geneva Investment Holdings Limited, a British Virgin Islands corporation (“Geneva”), and its 82.5% majority owned Hong Kong subsidiary (the “Asian Subsidiary”), entered into a Satisfaction and Purchase Agreement (the “Second Purchase Agreement”) with the Asian Subsidiary’s two minority shareholders, its managing director and one of its other key employees, (collectively, the “Managers,” ) effective as of January 1, 2006 (the “Effective Date”). The Managers received $375,000 in cash and 212,501 shares of unregistered, restricted common stock of the Company (“Shares”) in consideration for:

(i) the transfer of all of the Manager’s shares (representing 17.5% of the Asian Subsidiary’s outstanding shares) to Geneva, bringing the ownership in its Asian Subsidiary to 100%;

(ii) a release of Geneva and the Company from, among other things, the potential $405,000 contingent obligation of Geneva to the managing director incident to its purchase of its initial majority interest in the Asian Subsidiary in 1998 (the “First Purchase Agreement”); and

(iii) the cancellation of all indebtedness of the Asian Subsidiary to the Managers in the aggregate amount of $241,854 as of the Effective Date.

Under the terms of the Second Purchase Agreement, the Company, Geneva and the Asian Subsidiary (the “Dyadic Parties”) and the Managers made certain representations and warranties. The Managers each individually agreed to indemnify the Dyadic Parties and the Dyadic Parties agreed to indemnify the Managers, jointly and severally for a period of two years following the Effective Date, subject to a ceiling on each parties liability. All of the rights and obligations of each party under the First Purchase Agreement were extinguished, and the Managers and the Dyadic Parties each have furnished the other with a full mutual general release as to all matters in existence on the Effective Date, excluding certain existing relationships on a prospective basis.

The Shares issued to the Managers are not registered, and are restricted securities under the Securities Act of 1933 (as amended, the “Securities Act”). Under the Second Purchase Agreement, the Managers have been granted certain “piggyback registration” rights with respect to the Company’s registration of its securities under the Securities Act (subject to certain customary excluded security issuances of securities) during the two year period commencing with the Effective Date, to have their Shares included in any such registration, subject to standard and customary provisions relating to the obligations and rights of the Managers in connection with any such registration.

The foregoing descriptions of the Second Purchase Agreement and the First Purchase Agreement are qualified in their entirety by reference to the First Purchase Agreement filed as Exhibit 10.18.1 to the Company’s Current Report on Form 8-K dated October 29, 2004, as amended, and the Second Purchase Agreement to be filed as an exhibit to our Form 10-QSB for the period ending March 31, 2006.

The Company has issued a press release reporting this event, which is attached hereto as Exhibit 99.1.

Item 1.02 Termination of a Material Definitive Agreement

Reference is made to the disclosures in Section 1.01 above as to termination of the First Purchase Agreement.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit Number	Description of Exhibit
99.1	Press Release of Dyadic International, Inc. dated May 4, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: May 4, 2006   By:  /s/ Mark A. Emalfarb___
Name: Mark A. Emalfarb
Title:	President and Chief Executive Officer

Index to Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release of Dyadic International, Inc. dated May 4, 2006